UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 3, 2008

INTEGRATED SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11900	75-2422983
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2009 Chenault Drive Suite 114 Carrollton, Texas	75006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-8280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On August 29, 2008, Russell Cleveland, Chairman of the Board of Directors of Integrated Security Systems, Inc. (the “Company”), resigned his position as Chairman of the Board of Directors of the Company.  Mr. Cleveland will remain on the Board of Directors with the Company.

(c), (d)

On August 29, 2008, the Board of Directors of the Company appointed Brooks Sherman as Chairman of the Board of Directors and Chief Executive Officer of the Company.

Mr. Sherman’s background includes over twenty-five years of experience, both in executive and financial roles.  Mr. Sherman has recently been serving as a consultant to ISSI.  He previously served as President and CEO of Selkirk Americas, LP, a building products manufacturer specializing in venting and air distribution products.  Prior to that, Mr. Sherman held several other positions, including President of Selkirk, Inc. and Chief Financial Officer of Eljer Industries, Inc., a building products manufacturer of plumbing and HVAC products which, at the time, was a publicly-held corporation.  Mr. Sherman began his career with Arthur Andersen & Co., a public accounting firm.

Item 8.01

Other Events.

On September 3, 2008, the Company issued a press release announcing the appointment of Brooks Sherman as the Chairman of the Board of Directors and Chief Executive Officer of the Company, and the resignation of Russell Cleveland from the position of Chairman of the Board of Directors of the Company.  A copy of the press release is attached as an exhibit to this Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

99.1

Press Release of Integrated Security Systems, Inc. dated September 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SECURITY SYSTEMS, INC.

Dated: September 3, 2008	By:	/s/ JAY FOERSTERLING
	Name:	Jay Foersterling
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.

Description

99.1

Press Release of Integrated Security Systems, Inc. dated September 3, 2008.

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